Management Presentation December 21, 2004

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Forward Looking Statements and Other Information

This presentation contains certain forward-looking statements which have been prepared by management of MDC Partners.

Management of MDC Partners may also make forward-looking statements orally from time to time. Statements in this document that are not historical facts, including statements about the Company's beliefs and expectations, particularly regarding recent business and economic trends, estimates of amounts for deferred acquisition consideration and "put" option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:
o risks associated with effects of national and regional economic and political conditions;
o the Company's ability to attract new clients and retain existing clients;
o the financial success of the Company's clients;
o the Company's ability to retain and attract key employees;
o developments from changes in the regulatory and legal environment;
o foreign currency fluctuations;
o risks arising from the Company's need to restate its financial statements;
o risks arising from potential material weaknesses in internal control over financial reporting; and
o the successful completion and integration of acquisitions which complement and expand the Company's' business capabilities. Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Company's SEC filings.

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Agenda

o  Causes of delay
o  Items requiring adjustment
o  Impact on financial statements
o  Summary
o  Additional Items

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Causes of delay in filing 3rd quarter report

o  New auditor appointed in 1Q 2004.
o Complex transactions for which there were different interpretations from prior auditor.
o Time consuming process due to the restatement of Canadian and US GAAP financial statements and review by prior and current auditor.

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Summary of Items Adjusted

o Timing of revenue recognition in certain contracts in the Secured Products business.
o  Accounting for certain investments.
o  Acquisition accounting.
o Gain on sale of Custom Direct units and the associated embedded derivative in exchangeable notes secured by shares of Custom Direct.
o  Deferred financing costs.
o  Foreign exchange effect on intercompany balances.
o  Stock based compensation expense.

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Secured Products revenue recognition

o Many of the client contracts with MDC's Secured Products business ("SPI") are long-term and involve multiple deliverables to the customer.
o MDC reviews the terms of each client arrangement and determines the accounting treatment based on the application of US GAAP.
o All of the products manufactured by SPI are made pursuant to specific client orders containing volumes and specifications. There is no non-client inventory of products.
o  Adjustment required to defer revenue recognition until delivery to customer.
o  This adjustment effects the timing of recognition, not the certainty.
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Investment Accounting

o  Reporting of four entities modified:
o Two minor entities now reported under the equity method (previously consolidated).
o  One minor entity now reported under the equity method
   (previously proportionally consolidated).
o  One minor entity now consolidated
   (previously accounted for under the equity method).

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Merger of Maxcomm and MDC

o  Transaction occurred in 3Q 2003.
o  Costs previously capitalized in merger have now been expensed.
o Balance sheet adjustment on transaction date to correct the value of vested options.

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Adjustable Rate Exchangeable Securities redeemed in February 2004

o  Embedded Derivative
o  Adjustable Rate Exchangeable Note ("Note") issued December 1, 2003.
o Note was exchangeable into units of the Custom Direct Income Fund ("CDIF") contingent on certain events.
o This exchangeable feature has been determined to be an embedded derivative under FASB 133 / 138.
o The increase in fair value of the embedded derivative needed to be recorded as expense at December 31, 2003 and resulted in gain on settlement in 1Q 2004.
o  Timing
o Portion of gain recorded in 2003 moved to 2004. oAdjustment to CTA as a result of disposition.

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Write-off of deferred financing fees

o Deferred financing fees of $3.1 million were written off in 4th quarter 2003. The fees related to:
o  $39.4 million bank provided credit facility
o  $39.8 million subordinated debentures
o Rationale for write-off in Q4 2003 was that debt would be refinanced in short-term oGAAP state that deferred financing fees should be written off when debt is repaid.
o  Fees amortized until debt terminated in Q3 `04.
o  Debt was repaid in Sept. 2004
o Also, reclassification of amortization of deferred financing costs from Amortization Expense to Interest Expense or Loss on Settlement of Debt.

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FX impact on Intercompany balances

o Foreign exchange impact of cross-border intercompany balances of a short-term nature have been expensed versus prior treatment as an adjustment to CTA.
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Stock Based Compensation

o  Expense of unvested options on the merger of Maxcomm
o Expense of unvested stock options granted to a former employee caused by change in status to consultant to Company.
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Additional Items

o  Other Items
o Amortization of intangibles on recent acquisitions caused by a change in estimate in the amount of purchase price attributable to intangibles.
o  Reversed remaining litigation accrual of $2.3 million in 3rd quarter 2004.
o Calculation of the dilutive effect of convertible securities was done based on the average daily closing price in quarter and should have been calculated based on VWAP of last 20 trading days in quarter.
o  Regulatory Items
o  Stock symbol on NASDAQ will revert back to MDCA, effective December 23, 2004.
o OSC restriction on trading by insiders / Company expected to terminate on December 24, 2004.
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Summary

o Most of the dollar amount of the adjustments were due to one-time, non-operating transactions.
o No impact on operations prospectively except for revenue impact for the change in the inventory balances in certain Secured Products businesses.
o  No cash impact of adjustments.
o Improved internal control processes and resources to ensure timely, accurate reporting.

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Appendix

o Summary adjustment schedules provided in separate attachment (Also attached hereto as Exhibit 99.3).